Exhibit 99.2

国浩律师(上海)事务所

Grandall Law Firm (Shanghai)

中国 上海 南京西路580号南证大厦45-46楼，200041

45-46/F, Nanzheng Building, 580 Nanjing Road West, Shanghai 200041, P.R.C.

电话/TEL.: (8621) 5234-1668  传真/FAX: (8621) 5234-1670

网址/Website: www.grandall.com.cn

October 3, 2014

eHi Car Services Limited.

388 Da-Du-He Road

Shanghai, 200062, People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.  We have acted as PRC counsel to eHi Car Services Limited., a corporation organized under the laws of the Cayman Islands (the “Company”) in connection with the Company’s proposed initial public offering (the “Offering”) of a certain number of American Depositary Shares (the “ADSs”) each representing a certain amount of Class A common shares of the Company, par value $0.001 per share (the “Common Shares”) and listing of such ADSs on the New York Stock Exchange (the “Listing”). Details of the Offering are described in the Registration Statement on Form F-1 of the Company initially filed with the U.S. Securities and Exchange Commission on October 3, 2014, including all amendments and supplements thereto (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended.

Unless otherwise defined herein, capitalized terms in this opinion shall have the same meaning ascribed to them in the Registration Statement.

In rendering this opinion, we have examined originals and/or copies, certified or otherwise identified to our satisfaction, of all such documents, corporate records, certificates, governmental approvals and other instruments as we have considered necessary or appropriate for the purpose of rendering this opinion.

For the purpose of providing this opinion, we have assumed:

(i)                                  the genuineness of all signatures (including seals, chops and marks), the authenticity of each document submitted to us as an original and each signature on behalf of a party thereto, the conformity with the originals of all documents provided to us as copies thereof, the documents as they were presented to us up to the date of this opinion, the correctness and completeness of all facts stated or given in such documents, and none of the documents has been revoked, amended, varied or supplemented; and

(ii)                               Where certain facts were not, or may not be possible to be independently established by us, we have relied upon certificates or statements or representations issued or made by relevant governmental authorities of the PRC and/or the appropriate representatives of the PRC Operating Entities with the proper powers and functions.

The following terms as used in this Opinion are defined as follows:

“Government Agency”	means any competent government authorities, courts, arbitral, or regulatory bodies of the PRC.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“PRC Operating Entities”	means the companies listed in Schedule 1 hereto, each of which is a company incorporated under the PRC Laws.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

Based on the foregoing, we are of the opinion that:

(1) Corporate Structure. The description of the corporate structure of the PRC Subsidiaries set forth in “Our Corporate History and Structure” section of the Prospectus is correct and accurate in all material respects and is consistent with the status of such PRC Operating Entities. The corporate structure of the Company (including the shareholding structure of each of the PRC Operating Entities) as described in the Prospectus does not violate any applicable PRC Laws. However, there are uncertainties regarding the interpretation and application of the PRC Laws, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

(2) M&A Rules.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of

Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and was amended on June 22, 2009. The M&A Rules purports, among other things to require offshore special purpose vehicles (“SPVs”) formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. As disclosed in the Prospectus, the CSRC approval is not required in the context of the Offering or the Listing because the Company is not a special purpose vehicle as defined under the M&A Rules and this regulation does not require an application to be submitted to the CSRC for the approval of the Offering or the Listing.

The statements set forth in the Prospectus under the captions “Risk Factors — Risks related to doing business in China —The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering, which may delay or create other uncertainties for this offering.” when taken together with the statements under “Regulations—Regulations on overseas listing,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(3) Statements in the Prospectus. The statements set forth in the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Dividends Policy,” “Our Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Enforceability of Civil Liabilities,” “Business,” “Regulations,” “Related Party Transactions,” and “Taxation,” insofar as such statements constitute summaries of legal or regulatory matters under, or documents, agreements or proceedings governed by, the PRC Laws, are correct and accurate in all material respects; and did not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading in any material aspect.

(4) Enforceability of Civil Liabilities.

We have advised the Company that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

We have advised the Company further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country or region where the judgment is made or on principle of reciprocity between jurisdictions. China does not have any treaties or other agreements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States or the Cayman Islands. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Accordingly, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China, because we are incorporated under the laws of the Cayman Islands and it is difficult for U.S. shareholders, by virtue of holding our ADSs or common shares, to establish a factual connection to the PRC and it is uncertain whether a PRC court would be competent to have the subject matter jurisdiction.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

This opinion is rendered on the basis of the PRC laws (other than the laws of Hong Kong, Macao and Taiwan) effective as of the date hereof and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.  Any such changes, amendments or replacements may become effective immediately on promulgation.

We hereby consent to the use and discussion of this opinion in the prospectus included in the Registration Statement, and the filing hereof as an exhibit to, the above-mentioned Registration Statement, and to the use of our name in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Grandall Law Firm (Shanghai)

SCHEDULE 1

List of PRC Operating Entities

Full Name		Relationship

1.	Shuzhi Information Technology (Shanghai) Co., Ltd. (树知信息技术（上海）有限公司)	Subsidiary

2.	Shanghai eHi Car Rental Co., Ltd. (上海一嗨汽车租赁有限公司)	Subsidiary

3.	Beijing eHi Car Rental Co., Ltd. (北京一嗨汽车租赁有限公司)	Subsidiary

4.	Chongqing eHi Car Rental Co., Ltd. (重庆一嗨汽车租赁有限公司)	Subsidiary

5.	Wuxi eHi Car Rental Co., Ltd. (无锡一嗨汽车租赁有限公司)	Subsidiary

6.	Jinan eHi Car Rental Co., Ltd. (济南一嗨汽车租赁有限公司)	Subsidiary

7.	Hainan eHi Self-driving Car Service Co., Ltd. (海南一嗨自驾车服务有限公司)	Subsidiary

8.	Shenyang ShenHi Car Rental Co., Ltd. (沈阳沈嗨汽车租赁有限公司)	Subsidiary

9.	Guangzhou Haida Car Rental Co., Ltd.( 广州嗨达汽车租赁有限公司)	Subsidiary

10.	Shanghai Smart Brand Auto Driving Services Co., Ltd.(上海智明汽车驾驶服务有限公司)	Subsidiary

11.	Chongqing Smart Brand Auto Driving Technique Services Co., Ltd.(重庆智明汽车驾驶技术服务有限公司)	Subsidiary

12.	Beijing Smart Brand Sunshine Labour Services Co., Ltd.(北京智明阳光劳务服务有限公司)	Subsidiary

13.	Shenzhen eHi Car Repair Services Co., Ltd. (深圳一嗨汽车维修服务有限公司)	Subsidiary

14.	eHi Auto Services (Jiangsu) Co., Ltd.(一嗨汽车服务（”江苏”）有限公司)	Subsidiary

15.	Shanghai eHi Chengshan Car Rental Co., Ltd. (上海一嗨成山汽车租赁有限公司)	Subsidiary

16.	Shanghai eHi Siping Car Rental Co., Ltd. (上海一嗨四平汽车租赁有限公司)	Subsidiary

17.	Suzhou eHi Car Rental Co., Ltd. (苏州一嗨汽车租赁有限公司)	Subsidiary

18.	Shijiazhuang eHi Car Rental Co., Ltd. (石家庄一嗨汽车租赁有限公司)	Subsidiary

19.	Jiangyin eHi Car Rental Co., Ltd. (江阴一嗨汽车租赁有限公司)	Subsidiary

20.	Shenzhen eHi Car Rental Co., Ltd. (深圳一嗨汽车租赁有限公司)	Subsidiary

21.	Hanghzou eHi Car Rental Co., Ltd. (杭州一嗨汽车租赁有限公司)	Subsidiary

22.	Shanghai Taihao Financial Leasing Co., Ltd. (上海太浩融资租赁有限公司)	Subsidiary

23.	Dali eHi Car Rental Co., Ltd. (大理一嗨汽车租赁有限公司)	Subsidiary

24.	Shanghai eHi Electric Car Rental Services Co., Ltd. (上海一嗨电动汽车租赁服务有限公司)	Subsidiary

25.	Shanghai Shanjing Car Repair Services Co., Ltd. (上海山景汽车维修服务有限公司)	Subsidiary

26.	Shanghai Taihan Trade Co., Ltd. (上海太瀚贸易有限公司)	Subsidiary

27.	Shanghai Haiyongche Information Technology Co., Ltd. (上海嗨用车信息科技有限公司)	Subsidiary

28.	Shanghai eHi Information Technology Services Co., Ltd. (上海一嗨信息技术服务有限公司)	Variable Interest Entity